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                                                               Ex-99.23.i

THOMPSON     BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  WASHINGTON, D.C.
   HINE

                                  July 20, 2004

The Gateway Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio  45209

      RE: THE GATEWAY TRUST, FILE NOS. 2-59895 AND 811-02773

Gentlemen:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 37 to The Gateway Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 40 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                       Very truly yours,

                                       /s/ Thompson Hine LLP
                                       -----------------------------
                                       Thompson Hine LLP